Exhibit 23.2

Ernst & Young LLP Chartered Professional Accountants EY Tower 100 Adelaide West, PO Box 1 Toronto, Ontario M5H 0B3	Tel: 416 864 1234 Fax: 416 864 1174 ey.com/ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

McEwen Mining Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-4 of McEwen Mining Inc. of our audit reports dated February 21, 2018, with respect to the consolidated balance sheets of McEwen Mining Inc. as of December 31, 2017 and December 31, 2016, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting of McEwen Mining Inc. included in the Annual Report (Form 10-K) of McEwen Mining Inc. for the year ended December 31, 2017. We further consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Ernst & Young LLP

Chartered Professional Accountants,

Licensed Public Accountants

Toronto, Canada

August 15, 2018